MULTIPLE CLASS PLAN
                                     FOR THE
                                 EVERGREEN FUNDS
                              As of March 24, 2000


Each Fund in the Evergreen group of mutual funds currently offers one or more of the following nine classes of shares with the following class provisions and current offering and exchange characteristics. Additional classes of shares (such classes being shares having characteristics referred to in Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act")), when created, may have characteristics that differ from those described.

I.       CLASSES

         A.       Class A Shares

                  1. Class A Shares have a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act (a "12b-1 Distribution Plan") and/or a shareholder services plan. The plans provide for annual payments of distribution and/or shareholder service fees that are based on a percentage of average daily net assets of Class A shares, as described in a Fund's current prospectus.

                  2. Class A Shares are offered with a front-end sales load, except that purchases of Class A Shares made under certain circumstances are not subject to the front-end load but may be subject to a contingent deferred sales charge ("CDSC"), as described in a Fund's current prospectus.

                  3. Shareholders may exchange Class A Shares of a Fund for Class A Shares of any other fund, as described in a Fund's current prospectus.

         B.       Class B Shares

                  1. Class B Shares have adopted a 12b-1 Distribution Plan and/or a shareholder services plan. The plans provide for annual payments of distribution and/or shareholder services fees that are based on a percentage of average daily net assets of Class B shares, as described in a Fund's current prospectus.

                  2. Class B Shares are offered at net asset value without a front-end sales load, but may be subject to a CDSC as described in a Fund's current prospectus.

                  3. Class B Shares automatically convert to Class A Shares without a sales load or exchange fee after designated periods.

                  4. Shareholders may exchange Class B Shares of a Fund for Class B Shares of any other fund, as described in a Fund's current prospectus.

         C.       Class C Shares

                  1. Class C Shares have adopted a 12b-1 Distribution Plan and/or a shareholder services plan. The plans provide for annual payments of distribution and/or shareholder services fees that are based on a percentage of average daily net assets of Class C shares, as described in a Fund's current prospectus.

                  2. Class C Shares are offered at net asset value without a front-end sales load, but may be subject to a CDSC, as described in a Fund's current prospectus.

                  3. Shareholders may exchange Class C Shares of a Fund for Class C Shares of any other fund, as described in a Fund's current prospectus.

         D.       Class J Shares

                  1. Class J Shares have adopted a 12b-1 Distribution Plan and/or a shareholder services plan. The plans provide for annual payments of distribution and/or shareholder service fees that are based on a percentage of average daily net assets of Class J shares, as described in a Fund's current prospectus.

                  2. Class J Shares are offered with a front-end sales load, except that purchases of Class J Shares made under certain circumstances are not subject to the front-end load or may be subject to a CDSC, as described in a Fund's current prospectus.

                  3. Shareholders may exchange Class J Shares of a Fund for Class J Shares of any other fund named in a Fund's prospectus.

         E.       Class S Shares

                  1. Class S Shares have a 12b-1Distribution Plan and/or a shareholder services plan. The plans provide for annual payments of distribution and/or shareholder service fees that are based on a percentage of average daily net assets of Class S shares, as described in a Fund's current prospectus.

                  2. Class S Shares are offered at net asset value without a front-end sales load, but may be subject to a CDSC as described in a Fund's current prospectus.

                  3. Shareholders may exchange Class S Shares of a Fund for Class S Shares of any other fund, as described in a Fund's current prospectus.

          F.      Class Y Shares

                  1. Class Y Shares have no distribution or shareholder services plans.

                  2. Class Y Shares are offered at net asset value without a front-end sales load or CDSC.

                  3. Shareholders may exchange Class Y Shares of a Fund for Class Y Shares of any other fund, as described in a Fund's current prospectus.

         G.       Institutional Service Shares

                  1. Institutional Service Shares have adopted a 12b-1 Distribution Plan and/or shareholder services plan. The plans provide for annual payments of distribution and/or shareholder services fees that are based on a percentage of average daily net assets of Institutional Service Shares, as described in a Fund's current prospectus.

                  2. Institutional Service Shares are offered at net asset value without a front-end sales load or CDSC.

                  3. Shareholders may exchange Institutional Service Shares of a Fund for Institutional Service Shares of any other fund, as described in a Fund's current prospectus, to the extent they are offered by a Fund.

         H.       Institutional Shares

                  1. Institutional Shares have no distribution or shareholder services plans.

                  2. Institutional Shares are offered at net asset value without a front-end sales load or CDSC.

                  3. Shareholders may exchange Institutional Shares of a Fund for Institutional Shares of any other fund, as described in a Fund's current prospectus, to the extent they are offered by a Fund.

         I.       Charitable Shares

                  1. Charitable Shares have no distribution or shareholder services plans.

                  2. Charitable Shares are offered at net asset value without a front-end sales load or CDSC.

                  3. Shareholders may exchange Charitable Shares of a Fund for Charitable Shares of any other fund, as described in a Fund's current prospectus, to the extent they are offered by a Fund.

II.      CLASS EXPENSES

         Each class bears the expenses of its 12b-1 Distribution Plan and/or shareholder services plan. Class J Shares shall also bear that portion of the Transfer Agency fees and other expenses allowed by Rule 18f-3 that are attributable to them due to distribution outside of the United States. There currently are no other class specific expenses.

III.     EXPENSE ALLOCATION METHOD

         All income, realized and unrealized capital gains and losses and expenses not assigned to a class will be allocated to each class based on the relative net asset value of each class.

IV.      VOTING RIGHTS

         A. Each class will have exclusive voting rights on any matter submitted to its shareholders that relates solely to its class arrangement.

         B. Each class will have separate voting rights on any matter submitted to shareholders where the interests of one class differ from the interests of any other class.

         C. In all other respects, each class has the same rights and obligations as each other class.

V.       EXPENSE WAIVERS OR REIMBURSEMENTS

         Any expense waivers or reimbursements will be in compliance with Rule 18f-3 issued under the 1940 Act.